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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AquaVenture Holdings LLC:

        We consent to the use of our report dated August 11, 2015, with respect to the balance sheets of Quench USA, Inc. as of June 6, 2014 and December 31, 2013, and the related statements of operations, stockholder's equity and cash flows for the period January 1, 2014 through June 6, 2014 and for the year ended December 31, 2013 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                                        /s/ KPMG LLP

Providence, Rhode Island
September 24, 2015

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS